Exhibit 10.12

       Credit Facility Letter dated as of August 11, 2004 between Ardent
                 Pharmaceuticals, Inc. and Bioaccelerate, Inc.


                               BIOACCELERATE INC.

                                712 Fifth Avenue

                            New York, New York 10019

                                                                 August 11, 2004

Ardent Pharmaceuticals, Inc.
631 United Drive, Suite 200

Durham, NC  27713

Gentlemen:

      Reference is hereby made to that certain proposed Agreement and Plan of Merger by and among Enhance Biotech, Inc. ("Enhance"), Enhance Merger Corp. and Ardent Pharmaceuticals, Inc. ("Ardent") (the "Merger Agreement") whereby Enhance Merger Corp., a wholly owned subsidiary of Enhance, will merge with and into Ardent (the "Merger").

      Bioaccelerate Inc. ("Bioaccelerate") hereby acknowledges that in its capacity as a stockholder of, and a lender to, Enhance, it will receive a direct and material benefit as a result of the Merger. Therefore, in order to induce Ardent to execute the Merger Agreement and consummate the transactions contemplated thereby, Bioaccelerate hereby covenants and agrees to provide up to a $2 million credit facility (the "Facility") to Ardent on the terms and conditions hereinafter set forth. Subject to prior consummation of the Merger in accordance with the Merger Agreement, the Facility will be available for draw down in six installments of $333,333 starting on January 1st, 2005 and on the first day of each of the succeeding five (5) months thereafter in accordance with the applicable budget referred to in the succeeding paragraph.

      The terms and conditions of the Facility will mirror the terms and conditions of the Facility provided by Bioaccelerate to Enhance on August 11, 2004 (including, without limitation, provisions for security in Ardent's business and assets, the terms and conditions of the secured grid note, and the terms and conditions of a warrant for shares of Enhance) and will require that Ardent use such Facility for working capital according to a budget to be mutually agreed upon by the parties at the time of initiating the Facility. However, warrants will not be issued pursuant to the Facility unless and until Ardent draws the first installment of financing under the Facility.

                                    Very truly yours,

                                    Bioaccelerate Inc.

                                    By: /s/ Lee Cole
                                        --------------
                                        Name: Lee Cole
                                        Title:   CEO

Accepted and agreed as of the date first appearing above

Ardent Pharmaceuticals, Inc.

By: /s/ Kwen-Jen Chang
    ------------------------
    Name: Kwen-Jen Chang
    Title: President and CEO


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